UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011 (August 2, 2011)

HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A amends the Current Report on 8-K filed by HealthMarkets, Inc. (the “Company”) on August 5, 2011 reporting that B. Curtis Westen would be resigning as the Company’s Executive Vice President and General Counsel, effective August 12, 2011, and that the Company intended to engage Mr. Westen on a consulting basis to continue providing legal services to the Company through December 31, 2011.

On September 1, 2011, the Company and Mr. Westen entered into (i) a Separation Agreement (the “Westen Separation Agreement”) and (ii) an Independent Contractor Consulting Agreement (the “Westen Consulting Agreement”).

Pursuant to the Westen Separation Agreement and subject to the execution and non-revocation of a release of claims, Mr. Westen is entitled to:

•	a pro-rata payment of his quarterly cash retention bonus for the third quarter of 2011;

•
the annual bonus payment that would have been paid had he remained employed by the Company through the date on which annual bonuses are paid to senior executives of the Company generally, with the actual payment to be based upon the achievement of the applicable performance goals; and

•	vesting of his initial long-term incentive award and settlement of such award on the date that it would have been settled had Mr. Westen remained employed through December 31, 2011.

Mr. Westen also continues to be subject to a noncompetition covenant through December 31, 2012 and perpetual nondisparagement and confidentiality covenants.

Pursuant to the Westen Consulting Agreement, Mr. Westen will provide legal consulting services to the Company on an as needed basis beginning on August 13, 2011 and ending on December 31, 2011 (the “Term”). In exchange for these services, during the Term, the Company will pay Mr. Westen a consulting fee on a monthly basis at the rate of $17,040 per week. Mr. Westen will be subject to a nonsolicitation covenant for the one-year period following the end of the Term.

The foregoing summaries are qualified in their entirety by reference to the Westen Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and to the Westen Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement, dated as of September 1, 2011, between HealthMarkets, Inc. and B. Curtis Westen.

10.2	Independent Contractor Consulting Agreement, dated as of September 1, 2011, between HealthMarkets, Inc. and B. Curtis Westen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By: /s/ Kenneth J. Fasola
Name: Kenneth J. Fasola
Title: President & Chief Executive Officer

Dated: September 1, 2011

Exhibit Index

Exhibit No.	Exhibit
10.1	Separation Agreement, dated as of September 1, 2011, between HealthMarkets, Inc. and B. Curtis Westen.

10.2	Independent Contractor Consulting Agreement, dated as of September 1, 2011, between HealthMarkets, Inc. and B. Curtis Westen.